UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

BIOLIFE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway,

Bothell, WA 98021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
BioLife Solutions, Inc. Common Shares	BLFS	NASDAQ Capital Market

Item 8.01             Other Events.

On May 11, 2020, BioLife Solutions, Inc. (“we,” “us,” “our,” and the “Company”) announced that the Company's first quarter 2020 financial results will be released after market close on Thursday, May 14th, 2020, and that the Company will host a conference call and live webcast at 4:30 p.m. ET (1:30 p.m. PT) that afternoon.

Although the Company will be releasing its first quarter 2020 financial results and hosting a conference call on the date and time above, the Company has determined that it will be unable to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 (the “Quarterly Report”) as a result of the outbreak in the United States of the novel coronavirus, COVID-19. In accordance with the order (the “Order”) promulgated by the Securities and Exchange Commission on March 25, 2020 in Release No. 34-88465 relating to the Securities Exchange Act of 1934, as amended, the Company will file its Quarterly Report within 45 calendar days of May 11, 2020 (the due date of the Quarterly Report), though the Company expects to file its Quarterly Report much earlier, on or about May 29, 2020.

The Company is unable to file the Quarterly Report in a timely manner because the Seattle area, including the location of the Company’s corporate headquarters and its media production facility and warehouse is currently at an epicenter of the coronavirus outbreak in the United States. The Company has been following the recommendations of local health authorities to minimize exposure risk for its team members for the past several months, including the temporary closures of its offices and having team members work remotely, and, as a result, the Quarterly Report will not be completed by the filing deadline. Below is a risk factor regarding the coronavirus that the Company’s stockholders and potential investors in the Company should consider with respect to the quarter ended March 31, 2020.

 Our financial condition and results of operations for fiscal 2020 may be adversely affected by the recent COVID-19 outbreak.

The Seattle area, including the location of our corporate headquarters and our media production facility and warehouse, is currently at an epicenter of the coronavirus outbreak in the U.S. We are currently following the recommendations of local health authorities to minimize exposure risk for our team members and visitors.  However, the scale and scope of this pandemic is unknown and the duration of the business disruption and related financial impact cannot be reasonably estimated at this time. While we have implemented specific business continuity plans to reduce the potential impact of COVID-19 and believe that we have sufficient inventory to meet previously forecasted demand for the next six to nine months, there is no guarantee that our continuity plan, once in place, will be successful or that our inventory will meet forecasted or actual demand.

We have already experienced certain disruptions to our business such as temporary closure of our offices and similar disruptions may occur for our customers or suppliers that may materially affect our ability to obtain supplies or other components for our products, produce our products or deliver inventory in a timely manner. This would result in lost sales, additional costs, or penalties, or damage our reputation. Similarly, COVID-19 could impact our customers and/or suppliers as a result of a health epidemic or other outbreak occurring in other locations which could reduce their demand for our products or their ability to deliver needed supplies for the production of our products. The extent to which COVID-19 or any other health epidemic may impact our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. Accordingly, COVID-19 could have a material adverse effect on our business, results of operations, financial condition and prospects.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolife Solutions, Inc.

Date: May 11, 2020	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer